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                                                                       EXHIBIT 5


                                December 20, 2000


Board of Directors
Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ  08889-0100

        Re:    Merck & Co., Inc. - Common Stock

Ladies and Gentlemen:

     I am the Vice President, Secretary & Assistant General Counsel of Merck & Co., Inc., a New Jersey corporation (the "Corporation"), and in such capacity have acted as counsel for the Corporation in connection with the proposed registration under the Securities Act of 1933, as amended, of up to 800,000 shares of the Common Stock, $0.01 par value (the "Shares"), of the Corporation, which may be issued by the Corporation and the plan interests registered pursuant to the Merck-Medco Managed Care, L.L.C. 2001 Employee Stock Purchase Plan, or any successor plans thereto, as such plans or successor plans may be amended from time to time. I have examined such corporate records and other documents, including the Registration Statement on Form S-8 relating to the Shares, and have reviewed such matter of law as I have deemed necessary for this opinion.

        I am admitted to the Bar of the State of New York. The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York, and the Business Corporation Act of the State of New Jersey.

        On the basis of the foregoing examination and review, I advise you that, in my opinion:

         1. The Corporation is a corporation duly organized and existing under the laws of the State of New Jersey.

         2. All necessary corporate action on the part of the Corporation has been taken to authorize the issuance of the Shares, and, when issued as described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

         3. The interests covered by the Registration Statement will be valid and binding interests in the Plan.

        The opinions expressed herein are rendered only to you and are solely for your benefit and may not be relied upon by any person, firm, or corporation for any reason without my prior written consent.


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        I consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        By:    /s/ Celia A. Colbert
                                               ---------------------------------
                                               Celia A. Colbert


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